CONFORMED COPY
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                      December 19, 2006

CAMBREX CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE 1-10638 22-2476135
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY 07073
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                      (201) 804-3000
Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report
December 22, 2006
Section 5 — Corporate Governance and Management
Item 5.02(e)  Compensatory Arrangements of Certain Officers
     On December 19, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Cambrex Corporation (“Cambrex” or the “Company”) approved new retention programs designed to enhance employee retention following consummation of the sale of the Company’s Bioproducts and Biopharma businesses to Lonza Group Limited and certain of its subsidiaries, which transaction was previously announced by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2006 (the “Transaction”).
     One of the retention programs adopted by the Committee covers certain executive officers of the Company, including Mr. Steven M. Klosk, Executive Vice President, Mr. Luke M. Beshar, Executive Vice President and Chief Financial Officer and Mr. Paolo Russolo, President Cambrex Profarmaco Business Unit, who are each named executive officers of the Company (the “Executive Officer Program”). Pursuant to this program, the Committee approved a pool of $1.5 million, subject to a 15% increase or decrease in the size of such pool as determined by the Company’s Chief Executive Officer. Individual awards granted pursuant to this program, which are at the discretion of the Company’s Chief Executive Officer, have not been determined at this time and are subject to the consummation of the Transaction.
Section 8 — Other Events
Item 8.01  Other Events
     In addition to the Executive Officer Program, the Committee approved two other retention programs in order to enhance the Company’s ability to retain employees following consummation of the Transaction.
     The first program covers key employees including certain executive officers, but does not include any named executive officer. Pursuant to this program, the Committee approved a pool of $1.465 million, subject to a 15% increase or decrease in the size of such pool as determined by the Company’s Chief Executive Officer.
     The second program covers certain employees and officers that are performing transition services in connection with the Transaction, but does not include any named executive officer. Pursuant to this program, the Committee approved a pool of $1.465 million, subject to a 15% increase or decrease in the size of such pool as determined by the Company’s Chief Executive Officer.

Individual awards granted pursuant to either of these programs, which are at the discretion of the Company’s Chief Executive Officer, have not been determined at this time and are subject to the consummation of the Transaction.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION
By:	/s/ Peter E. Thauer
	Name:	Peter E. Thauer
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: December 22, 2006